Exhibit 2.1(c)

                SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER

      This SECOND AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this "Amendment") is made and entered into as of March 2, 2004, by and among NOMOS Corporation, a Delaware corporation (the "Company"), North American Scientific, Inc., a Delaware corporation ("Acquiror"), and AM Capital I, Inc., a Delaware corporation and wholly-owned subsidiary of Acquiror ("Merger Sub").

                                    RECITALS

      WHEREAS, the Company, Acquiror and Merger Sub entered into the Agreement and Plan of Merger, dated as of October 26, 2003, as amended by the First Amendment to Agreement and Plan of Merger, dated as of November 25, 2003 (the "Merger Agreement");

      WHEREAS, the Company, Acquiror and Merger Sub desire to amend the Merger Agreement as set forth herein.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants contained in this Amendment, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

      1. Certain Definitions. All capitalized terms used but not defined herein are used herein as defined in the Merger Agreement.

      2. Amendment; Termination Date. Section 9.2 of the Merger Agreement is hereby amended by deleting "April 16, 2004" from the third line thereof and substituting "June 18, 2004" therefor.

      3. Effect on Merger Agreement. Except as set forth in this Amendment, the terms and provisions of the Merger Agreement are hereby ratified and declared to be in full force and effect.

      4. General Provisions. This Amendment shall become effective upon its execution, which may occur in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such State. Captions and paragraph headings are used herein for convenience only, are not a part of this Amendment or the Merger Agreement as amended by this Amendment and shall not be used in construing either document. Other than the reference to the Merger Agreement contained in the first recital of this Amendment, each reference to the Merger Agreement and any agreement contemplated thereby or executed in connection therewith, whether or not accompanied by reference to this Amendment, shall be deemed a reference to the Merger Agreement as amended by this Amendment.

      IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Agreement and Plan of Merger to be duly executed as of the day and year first written above.

                                North American Scientific, Inc.


                                By: /s/ L. Michael Cutrer
                                    --------------------------------------------
                                    Name:  L. Michael Cutrer
                                    Title: President and Chief Executive Officer

                                NOMOS Corporation


                                By: /s/ John W. Manzetti
                                    --------------------------------------------
                                    Name:  John W. Manzetti
                                    Title: President and Chief Executive Officer

                                AM Capital I, Inc.


                                By: /s/ L. Michael Cutrer
                                    --------------------------------------------
                                    Name:  L. Michael Cutrer
                                    Title: President and Chief Executive Officer


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